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                                                                     EXHIBIT 11



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


To the Board of Trustees and Shareholders of Time Horizon Funds

We consent to the inclusion in the Post-Effective Amendment #1 to the Registration Statement of form N-1A of Time Horizon Funds (File No. 33-91448) of our report dated July 28, 1995 on our audits of the statements of assets and liabilities of the portfolios of Time Horizon Funds as of July 28, 1995. We also consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.



Los Angeles, California                            COOPERS & LYBRAND L.L.P.
February 2, 1996